Exhibit 15.1

Our ref    LWP/739086-000004/19746558v1

DouYu International Holdings Limited

20/F, Building A, New Development International Center,

No. 473 Guanshan Avenue,

Hongshan District, Wuhan, Hubei Province,

People’s Republic of China

30 April 2021

DouYu International Holdings Limited

We have acted as legal advisors as to the laws of the Cayman Islands to DouYu International Holdings Limited, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the fiscal year ended 31 December 2020.

We hereby consent to the reference of our name under the heading “Item 10. Additional Information E. Taxation—Cayman Islands Taxation” in the Form 20-F.

We consent to the filing with the SEC of this consent letter as an exhibit to the Form 20-F in giving such consent.

Yours faithfully

Maples and Calder (Hong Kong) LLP

/s/ Maples and Calder (Hong Kong) LLP